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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 24, 2008

                               STEVEN MADDEN, LTD.
             (Exact name of registrant as specified in its charter)


            Delaware                     000-23702                13-3588231
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(State or other jurisdiction of    (Registration Number)        (IRS Employer
         incorporation)                                      Identification No.)



   52-16 Barnett Avenue, Long Island City, New York                   11104
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       (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (718) 446-1800


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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




ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.


      Effective March 24, 2008, Jamieson Karson resigned from his position as Chief Executive Officer, director and Chairman of the Board of Directors (the "Board") of Steve Madden, Ltd. (the "Company"). Mr. Karson's resignation was not the result of any disagreement with the Company's operations, policies or practices. For the purposes of determining any payments to which Mr. Karson will be entitled following his resignation, the Company and Mr. Karson have agreed to treat his resignation as a termination without Cause (as defined under his employment agreement) by the Company. In addition, the Company agreed to pay all costs of Mr. Karson's use of the automobile currently leased by the Company for Mr. Karson through the end of the current lease term.

      Effective March 24, 2008, the Company appointed Edward Rosenfeld to serve as interim Chief Executive Officer until his successor is duly appointed, or until his earlier death, incapacity, resignation or removal. Mr. Rosenfeld, 32, was formerly the Executive Vice President of Strategic Planning and Finance and has been a member of the executive management team since joining the Company in May 2005. Mr. Rosenfeld has also been serving as a member of the Board of Directors since February 2008. Prior to joining the Company, Mr. Rosenfeld was a Vice President in the mergers and acquisitions group at Peter J. Solomon Company, an investment banking boutique, where he focused on the retail and apparel industries and supervised approximately 25 individuals. Mr. Rosenfeld graduated cum laude from Amherst College.

      Concurrent with this appointment, Mr. Rosenfeld's salary was increased to $400,000 per annum and Mr. Rosenfeld was granted options to purchase 40,000 shares of the Company's common stock under the Company's 2006 Stock Incentive Plan, which options shall (i) have an exercise price equal to the closing trading price of the Company's common stock on The Nasdaq Stock Exchange on March 24, 2008, (ii) have a term of seven years, and (iii) vest in equal annual increments of 20% per year of service beginning on March 24, 2008, with the first 8,000 options vesting on March 24, 2009.


ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.


      Effective March 24, 2008, Article III of the By-Laws of the Company was amended to allow the Board to appoint a non-executive Chairman and a non-executive Vice-Chairman of the Board. A copy of the Amended and Restated By-Laws of the Company is attached as Exhibit 99.1 to this report and incorporated herein by reference.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits

      99.1  Amended and Restated By-Laws of the Company.











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                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, Steven Madden, Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                              STEVEN MADDEN, LTD.

                                              By:   /s/ Edward Rosenfeld
                                                 -------------------------------
                                                 Name:   Edward Rosenfeld
                                                 Title:  interim Chief Executive
                                                         Officer

Date:  March 28, 2008


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                                  EXHIBIT INDEX


EXHIBIT
NUMBER          DESCRIPTION

Exhibit 99.1    Amended and Restated By-Laws of the Company.





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